UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 28, 2008

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215

Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 7.01	Regulation FD Disclosure

On March 28, 2008 Willis Engine Securitization Trust (WEST), the Company’s wholly owned bankruptcy remote Delaware statutory trust, issued and sold approximately $233 million of Series 2008 A1 and Series 2008 B1 term notes.  These notes were issued to refinance WEST’s Series 2005 A2 and B2 warehouse notes and to purchase 11 engines from the Company.

In connection with this transaction the Company and WEST entered into the following Agreements:

1.                     Asset Transfer Agreement dated as of March 28, 2008 among the Company, WEST, and WEST Engine Funding, LLC.

2.                     Series 2008-A1 Note Purchase and Loan Agreement among WEST, the Company and the Initial Note Purchasers listed therein.

3.                     Series 2008-B1 Note Purchase and Loan Agreement dated as of March 28, 2008 among WEST, the Company, and Calyon Securities (USA) Inc.

On April 1, 2008 the Company issued a Press Release announcing this transaction.  A copy of this Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The Following Exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Press Release issued April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of April 2, 2008.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Thomas C. Nord
Thomas C. Nord
Senior Vice President and
General Counsel